                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 APRIL 17, 1997




                           TRANSTECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

 Delaware                      1-7872                           95-4062211
 (State or other               (Commission File                 (I.R.S. Employer
 jurisdiction of               Number)                          Identification
 incorporation)                                                 Number)

                       150 Allen Road                   07938
                       Liberty Corner, NJ               (Zip Code)
                     (Address of principal
                      executive offices)


                                 (908) 903-1600
              (Registrant's telephone number, including area code)

        ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        On its Form 8-K filed April 29, 1997, TransTechnology Corporation advised the Commission that it would file audited financial statements relating to the acquisition. Attached hereto are the required financial statements.

        INDEX:
(a)     HISTORICAL FINANCIAL INFORMATION OF TCR CORPORATION
                Independent Auditor's Report...............................................     2
                Balance Sheets.............................................................     3
                Statements of Income.......................................................     4
                Statements of Cash Flows...................................................     5
                Statements of Stockholder's Equity.........................................     6
                Notes to Financial Statements..............................................7 - 13

(b)     PRO-FORMA COMBINED FINANCIAL INFORMATION

                Introduction...............................................................    14

                Pro Forma Combined Balance Sheet at
                 March 31, 1997............................................................    15

                Notes to Pro Forma Combined Balance Sheet at March 31, 1997................    16

                Pro Forma Combined Statement of Operations for the Twelve Months Ended
                 March 31, 1997............................................................    17

                Notes to Pro Forma Combined Statement of Operations
                    for the Twelve Months Ended March 31, 1997.............................    18

                Signatures.................................................................    19

                  [OCEL, HEIMER & ASSOCIATES, LTD. LETTERHEAD]




                          INDEPENDENT AUDITOR'S REPORT






To the Board of Directors
TCR Corporation
Minneapolis, Minnesota


We have audited the accompanying balance sheets of TCR Corporation as of December 31, 1996 and 1995, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TCR Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


              /s/ OCEL, HEIMER & ASSOCIATES, LTD.




Minneapolis, Minnesota
February 6, 1997

                                TCR CORPORATION

                                 BALANCE SHEETS
                           December 31, 1996 and 1995


ASSETS                                                 1996                 1995
                                                    ----------           ----------
CURRENT ASSETS
  Cash and cash equivalents                         $1,248,197           $  227,068
  Trade receivables, less allowance for
   doubtful accounts of $20,000 (Note 4)             2,626,057            2,188,736
  Note receivable, stockholder (Note 7)                841,815              937,315
  Inventories (Notes 2 and 4)                        1,659,886            1,847,964
  Prepaid expenses                                     108,338               40,469
  Other current assets                                   3,049                3,932
  Refundable income taxes                               37,807               65,452
  Deferred income tax assets                                --               90,000
                                                     ---------            ---------

              Total current assets                   6,525,149            5,400,936
                                                     ---------            ---------
INVESTMENTS (Notes 3 and 4)                            306,939              306,939
                                                     ---------            ---------

PROPERTY AND EQUIPMENT (Note 4)
  Machinery and equipment                            5,746,990            5,339,760
  Office equipment                                     711,679              703,480
  Transportation equipment                             147,481              119,685
  Leasehold improvements                               307,339              284,625
                                                     ---------            ---------
                                                     6,913,489            6,447,550
  Less accumulated depreciation                      5,301,071            4,923,799
                                                     ---------            ---------
                                                     1,612,418            1,523,751
                                                     ---------            ---------

GOODWILL, net accumulated
  amortization 1996, $723,164; 1995 $682,801          891,340              931,703
                                                    ----------           ----------

                                                    $9,335,846           $8,163,329
                                                    ==========           ==========


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Current maturities of long-term debt (Note 4)     $2,229,357           $2,438,306
  Trade accounts payable                               317,788              895,858
  Accrued liabilities                                1,854,241            1,415,711
  S-Corporation distribution payable                   335,000                   --
                                                    ----------           ----------
              Total current liabilities              4,736,386            4,749,875
                                                    ----------           ----------


LONG-TERM DEBT (Notes 4 and 7)
  Notes payable, less current maturities               226,586             1,703,406
  Note payable, stockholder                            432,000                    --
                                                    ----------            ----------
                                                       658,586             1,703,406
                                                    ----------            ----------

DEFERRED INCOME TAXES                                       --               190,000
                                                    ----------           ----------

STOCKHOLDER'S EQUITY
  Common stock, par value $5 per share;
    authorized 10,000 shares; issued 6,860 shares       34,300               34,300
  Retained earnings                                  6,215,471            3,794,645
                                                    ----------           ----------
                                                     6,249,771            3,828,945
  Less cost of treasury stock, 4,572 shares
    (Note 9)                                         2,308,897            2,308,897
                                                    ----------           ----------
                                                     3,940,874            1,520,048
                                                    ----------           ----------
                                                    $9,335,846           $8,163,329
                                                    ==========           ==========



See Notes to Financial Statements.

                                 TCR CORPORATION

                              STATEMENTS OF INCOME
                     Years Ended December 31, 1996 and 1995

                                                        1996                 1995
                                                    ------------         -----------
Net sales                                           $ 23,342,335         $19,355,173
Cost of goods sold                                    14,888,399          14,016,142
                                                    ------------         -----------
                  Gross profit                         8,453,936           5,339,031
                                                    ------------         -----------
Operating expenses:
    Selling                                              940,555             771,490
    General and administrative                         2,737,591           3,274,090
                                                    ------------         -----------
                                                       3,678,146           4,045,580
                                                    ------------         -----------
                  Operating income                     4,775,790           1,293,451
                                                    ------------         -----------
Other (income) expense:
    Interest expense                                     300,858             421,188
    Amortization of goodwill                              40,363              40,363
    Gain on sale of property and equipment                (2,183)               --
    Other (income) expense                               (19,607)             17,001
                                                    ------------         -----------
                                                         319,431             478,552
                                                    ------------         -----------
                  Income before income taxes           4,456,359             814,899

Provision for income taxes (Note 5)                        5,533             325,332
                                                    ------------         -----------

                  Net income                        $  4,450,826         $   489,567
                                                    ============         ===========


See Notes to Financial Statements.

                                 TCR CORPORATION

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                     Years Ended December 31, 1996 and 1995


                                           COMMON STOCK                                    TREASURY STOCK
                                       ---------------------         RETAINED          ----------------------
                                       SHARES         AMOUNT         EARNINGS          SHARES          AMOUNT
                                       ------         ------         --------          ------          ------
Balance, December 31, 1994              6,860        $34,300        $ 3,315,078         4,572        $2,308,897

    Net income                           --             --              489,567          --                --

    Dividends on common stock            --             --              (10,000)         --                --
                                        -----        -------        -----------         -----        ----------
Balance, December 31, 1995              6,860         34,300          3,794,645         4,572         2,308,897

    Net income                           --             --            4,450,826          --                --

    Distributions to stockholder         --             --           (2,030,000)         --                --
                                        -----        -------        -----------         -----        ----------
Balance, December 31, 1996              6,860        $34,300        $ 6,215,471         4,572        $2,308,897
                                        =====        =======        ===========         =====        ==========


See Notes to Financial Statements.

                                TCR CORPORATION

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1996 and 1995

                                                                1996            1995
                                                            ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers                              $ 22,905,014    $ 19,465,151
  Cash paid to suppliers and employees                       (18,233,400)    (17,102,308)
  Other operating cash receipts (payments)                        19,607         (17,001)
  Interest paid                                                 (334,990)       (416,461)
  Income taxes (paid) received                                    22,112        (441,804)
                                                            ------------    ------------
                Net cash provided by operating
                  activities                                   4,378,343       1,487,577
                                                            ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                            (497,495)       (494,449)
  Proceeds from sale of property and equipment                     3,550              --
                                                            ------------    ------------

                Net cash used in investing activities           (493,945)       (494,449)
                                                            ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net payments on notes payable                               (1,685,769)       (845,599)
  Net proceeds (payments) on note payable, stockholder           432,000      (1,062,685)
  Net proceeds from short-term borrowing                              --       1,959,146
  Net (borrowing to) payment from stockholder                     95,500        (937,315)
  Dividends paid                                                 (10,000)        (10,000)
  S-Corporation distributions for taxes                       (1,695,000)             --
                                                             -----------    ------------

                Net cash used in financing activities         (2,863,269)       (896,453)
                                                             -----------    ------------

                Net increase in cash and cash
                  equivalents                                  1,021,129          96,675

Cash and cash equivalents, beginning of year                     227,068         130,393
                                                            ------------    ------------

Cash and cash equivalents, end of year                      $  1,248,197    $    227,068
                                                            ============    ============

RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
    Net income                                              $  4,450,826    $    489,567
    Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation                                               407,461         322,555
      Amortization of goodwill                                    40,363          40,363
      Gain on sale of property and equipment                      (2,183)             --
      Decrease (increase) in assets:
        Trade receivables                                       (437,321)        109,978
        Inventories                                              188,078        (253,657)
        Prepaid expenses                                         (67,869)         42,609
        Other current assets                                         883          44,034
        Refundable income taxes                                   27,645         (65,452)
        Deferred income tax assets                                90,000         (12,000)
        Assets of discontinued subsidiary                             --         124,459
      Increase (decrease) in liabilities:
        Trade accounts payable                                  (578,070)        372,048
        Accrued liabilities                                      448,530         376,347
        Income taxes payable                                          --         (43,020)
        Liabilities of discontinued subsidiary                        --         (66,254)
        Deferred income taxes                                   (190,000)          4,000
                                                            ------------    ------------

                Net cash provided by operating activities   $  4,378,343    $  1,487,577
                                                            ============    ============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
    S-Corporation distribution payable for taxes            $    335,000
                                                            ============

                                 TCR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

Note 1.   Nature of Business and Significant Accounting Policies

          Nature of business:

                TCR Corporation's operations consist of job order processing of customer designed metal parts. The Company sells, under open credit terms, to customers located throughout the United States. The receivables resulting from these sales are generally unsecured.

             A summary of the Company's significant accounting policies follows:

             Estimates and assumptions:

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             Inventories:

                Inventories are stated at the lower of cost (first-in, first-out method) or market.

             Investments:

                Investments are carried at cost, except where there is a permanent impairment of value, in which case they would be carried at estimated realizable value. See Note 3.

             Property and equipment:

                Property and equipment is stated at cost. Depreciation is provided on the straight-line and declining-balance methods over the following estimated useful lives:

                                                               Years
                                                               -----
                        Machinery and equipment                   10
                        Office equipment                         5-7
                        Transportation equipment                   5
                        Leasehold improvements                  7-20

                          NOTES TO FINANCIAL STATEMENTS



Note 1.         Significant Accounting Policies (continued)

                When property and equipment is sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, with any gain or loss reflected in operations. Repairs and maintenance are charged to operations as incurred.

             Goodwill:

                Goodwill is being amortized on a straight-line basis over a forty-year period.

             Income taxes:

                Effective January 1, 1996, the Company, with the consent of its sole stockholder, elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholder separately accounts for the Company's items of income and deductions. Therefore, the financial statements for the year ended December 31, 1996 do not include any provision for corporate income taxes, other than built-in gains taxes and state minimum fee requirements. See
                Note 5.

                For the year ended December 31, 1995, deferred income taxes are provided on temporary differences between reporting of income for financial statement and tax purposes arising from differences in the methods of accounting for depreciation and other deductions. Accelerated depreciation is used for tax reporting and straight-line depreciation is used for financial statement reporting. The Company accounted for these differences using the liability method, whereby the related tax consequences are based on the applicable tax rate.

             Cash and cash equivalents:

                For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has cash on deposit with a bank in amounts which are in excess of federally insured limits.

                            NOTES TO FINANCIAL STATEMENTS


     Note 2.       Inventories

                   Inventories consist of the following at December 31:

                                                   1996             1995
                                                ----------       ----------
                       Work-in-process          $  923,910       $1,076,117
                       Raw materials               735,976          771,847
                                                ----------       ----------
                                                $1,659,886       $1,847,964
                                                ==========       ==========

     Note 3.      Long-Term Investments

                  Market value of long-term investments is approximately $124,570 and $131,255 at December 31, 1996 and 1995,
                  respectively. Management deems the decline in market value to be temporary.

                  Long-term investments are those which management does not intend to convert within the following twelve months.


     Note 4.      Long-Term Debt

                  Long-term debt consists of the following at December 31:

                                                                                1996            1995
                                                                              ---------       ----------
                     Norwest Bank Minnesota, N.A., note payable,
                         interest payable monthly at prime plus 1.5%,
                         due in quarterly installments of $90,792
                         through December, 1999, secured by all
                         assets and the personal guaranty of the
                         Company's stockholder.                               $ 562,500       $1,205,458

                          NOTES TO FINANCIAL STATEMENTS

                                                                  1996          1995
                                                               ----------    ----------
        Norwest Bank Minnesota, N.A., $1,900,000
            revolving credit facility, interest payable
            monthly at prime plus 0.75%, due January 10,
            1998, secured by all assets and the personal
            guaranty of the Company's stockholder.                     --       900,000

        Norwest Bank Minnesota, N.A., $2,000,000 short
            term note payable, due in monthly
            installments of $25,000 including interest
            at prime plus 1.5%, remaining principal
            balance due July 31, 1997, secured by all
            assets and the personal guaranty of the
            Company's stockholder. See Note 7.                  1,840,171     1,959,146

        NSP, conservation improvement note payable, due
            in monthly installments of $1,698 including
            interest at 9%, through April, 1999,
            secured by energy efficient lighting equipment.        44,094        58,474

        Other                                                       9,178        18,634
                                                               ----------    ----------
                                                                2,455,943     4,141,712
        Less current maturities                                 2,229,357     2,438,306
                                                               ----------    ----------

                                                               $  226,586    $1,703,406
                                                               ==========    ==========


        Stockholder, note payable, interest payable
            monthly at prime plus 1.5%, unsecured and
            subordinated to Norwest Bank notes payable.
            See Note 7.                                        $  432,000    $       --
                                                               ==========    ==========

                          NOTES TO FINANCIAL STATEMENTS

        Aggregate annual maturities of long-term debt are as follows at December 31:

                     1997                                $2,229,357
                     1998                                   216,429
                     1999                                    10,157
                                                         ----------

                                                         $2,455,943
                                                         ==========


Note 5. Income Taxes

        The provision for income taxes consists of the following at December 31:

                                                           1996           1995
                                                        ---------       --------
        Currently payable at statutory rates:
            Federal taxes                               $     461       $279,570
            State taxes                                     5,072         53,762
        Deferred taxes                                         --         (8,000)
                                                        ---------       --------

                                                        $   5,533       $325,332
                                                        =========       ========

        Income tax expense for the year ended December 31, 1996 consists of built-in gains taxes and state minimum fee requirements.

Note 6. Retirement Plan

        The Company has established the TCR Corporation Retirement Plan conforming with provisions under Section 401(k) of the Internal Revenue Code. The plan is a discretionary contribution profit sharing plan covering substantially all employees working for TCR Corporation. The total contributions to the plan for the years ended December 31, 1996 and 1995 were $388,595 and $253,432 respectively.


Note 7. Related Party Transactions

        At December 31, 1996 and 1995, the Company was related, through common ownership and/or management, to Polo Investment Co., a real estate management company.

                          NOTES TO FINANCIAL STATEMENTS

        The Company had the following transactions with Polo Investment Co.:

                The Company is under a ten year lease agreement with Polo Investment Co. which commenced on January 1, 1992 for its office and manufacturing facilities in Minneapolis, Minnesota. The agreement calls for monthly rentals of $25,655 in addition to the Company's proportionate share of real estate taxes, special assessments, insurance premiums and building operating expenses. Total payments under this agreement approximated $542,000 and $578,000 for the years ending December 31, 1996 and 1995, respectively. Future minimum lease payments amount to approximately $308,000 annually for each of the years 1997 through 2001.

                TCR Corporation owed Polo Investment Co. $29,915 and $44,835 on open accounts payable invoices at December 31, 1996 and 1995, respectively.

        The Company was indebted to its stockholder/officer on an unsecured note payable at December 31, 1996 in the amount of $432,000. The note has an interest rate of 1.5% over prime and is subordinated to the Norwest Bank notes described in Note 4. Interest expense paid on this note was $42,315 for the year ended December 31, 1996. During the year ended December 31, 1995, the Company borrowed $2,000,000 from a bank and used the proceeds to pay off another stockholder note payable and lend the stockholder $937,315 on a prime plus 1.5% unsecured note receivable. Interest paid on that note payable totaled $73,415 during the year ended December 31, 1995. The balance of the note receivable of $841,815 at December 31, 1996 is due July, 1997. This note receivable is pledged to Norwest Bank Minnesota, N.A. See Note 4.


Note 8. Contingencies

        The Company is involved in a pending claim at December 31, 1996. Provision for estimated losses have been provided by the Company as of December 31, 1996.

                          NOTES TO FINANCIAL STATEMENTS



Note 9. Purchase of Treasury Stock

        On May 23, 1988, the Company purchased 2,288 shares of common stock from a 50% shareholder for a total cash consideration of $2,188,897. This amount represented the value of the shareholder's interest in the Company. The purchase was made pursuant to a settlement agreement dated May 23, 1988, which was the resolution of a lawsuit filed February 11, 1985. The lawsuit essentially arose from a shareholder dispute, and no damages were asked from the Company. However, it was determined by management to be in the best interest of the Company, for the Company to purchase the common shares for the treasury.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  INTRODUCTION

                                   (Unaudited)




The unaudited pro forma combined financial information presented herein gives effect to the purchase of all outstanding shares of TCR Corporation by TransTechnology Corporation effective April 17,1997. TransTechnology Corporation's fiscal year ends on March 31, and TCR Corporation's fiscal year ends on December 31.

The unaudited pro forma combined balance sheet data at March 31, 1997 combines the historical balance sheets of TransTechnology Corporation and its subsidiaries, and TCR Corporation. The pro forma adjustments to the balance sheet assumes that the acquisition was consummated at the end of the period being presented.

The unaudited pro forma combined statement of operations data being presented for the twelve month period ended March 31, 1997 combines TCR Corporation's twelve months of operations ended December 31, 1996 with TransTechnology Corporation's twelve months of operations ended March 31, 1997. The pro forma adjustments to the statement of operations assumes that the acquisition was consummated at the beginning of the period being presented.

TransTechnology Corporation expects to achieve certain reductions in costs subsequent to the purchase of TCR Corporation as a result of the elimination of duplicative ownership efforts. To comply with the Commission's pro forma reporting rules, the cost reductions reflected in the accompanying Unaudited Pro Forma Combined Statement of Operations have been limited to specific salary and benefit costs, and certain leasing transactions of the seller's affiliate, that are expected to be eliminated after the acquisition.

The unaudited pro forma combined financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisition taken place as of the date or for the periods presented. These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the consolidated financial statements, including the accompanying notes, of TCR Corporation which are attached and of TransTechnology Corporation which are incorporated by reference from the Company's annual report on Form 10-K for the fiscal year ended March 31, 1997.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

                        PRO FORMA COMBINED BALANCE SHEET
                                 March 31, 1997
                                   (Unaudited)
                            (In Thousands of Dollars)

                                                   TransTechnology    TCR Corporation     Pro Forma                        Pro Forma
                                                      Historical        Historical       Adjustments                       Combined
ASSETS:

CURRENT ASSETS:

 Cash and cash equivalents                            $   3,540          $ 1,248         ($  1,248)(B)                     $  3,540
 Accounts receivable, less allowance
   for doubtful accounts of $608                         28,392            2,626                                             31,018
 Notes receivable                                         1,838              842              (842)(E)                        1,838
 Inventories                                             50,677            1,660                                             52,337
 Prepaid and other current assets                         1,028              149             1,039 (A)                        2,216
 Deferred income taxes                                    4,293                0                                              4,293
 Assets held for sale                                     7,617                0                                              7,617
                                                      ---------          -------          --------                         --------

   Total current assets                                  97,385            6,525            (1,051)                         102,859
                                                      ---------          -------          --------                         --------

 Property - net                                          58,613            1,612             5,053 (A)                       65,278
                                                      ---------          -------          --------                         --------

 Notes receivable                                        11,125                0                                             11,125
 Costs in excess of net assets of acquired
   businesses (not of accumulated
   amortization of $4,621                                18,878              891            28,779 (A)(B)(C)(D)(E)           48,548
 Other assets                                            13,135              307              (188)(D)                       13,254
                                                      ---------          -------          --------                         --------

 Total other assets                                      43,138            1,198            28,591                           72,927
                                                      ---------          -------          --------                         --------

   Total assets                                       $ 199,136          $ 9,335          $ 32,593                         $241,064
                                                      =========          =======          ========                         ========


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:

 Current portion of long-term debt                    $   5,907          $ 2,229          $  1,171 (B)(F)                  $  9,307
 Accounts payable and accrued expenses                   11,050            2,172                                             13,222
 Accrued compensation                                     6,845                0                                              6,845
 Accrued income taxes                                     1,632                0                                              1,632
 Other current liabilities                               12,844              335                65 (A)(E)                    13,244
                                                      ---------          -------          --------                         --------

   Total current liabilities                             38,278            4,736             1,236                           44,250
                                                      ---------          -------          --------                         --------

LONG-TERM DEBT PAYABLE TO BANKS AND OTHERS               67,516              227            30,529 (A)(F)                    98,272
                                                      ---------          -------          --------                         --------

OTHER LONG-TERM LIABILITIES                              15,898              432             4,768 (A)(C)(E)                 21,098
                                                      ---------          -------          --------                         --------

STOCKHOLDERS' EQUITY:

 Common stock                                                53               34               (34)(A)                           53
 Additional paid-in-capital                              46,745                0                                             46,745
 Retained earnings                                       36,937            6,215            (6,215)(A)                       36,937
 Other stockholders' equity                              (2,352)               0                                             (2,352)
 Less treasury stock                                     (3,939)          (2.309)            2,309 (A)                       (3,939)
                                                      ---------          -------          --------                         --------

   Total stockholders' equity                            77,444            3,940            (3,940)                          77,444

                                                      ---------          -------          --------                         --------
   Total liabilities and stockholders' equity         $ 199,136          $ 9,335          $ 32,593                         $241,064
                                                      =========          =======          ========                         ========




              See notes to pro forma combined financial statements

                    NOTES TO PRO FORMA COMBINED BALANCE SHEET

                                  March 31,1997

                                   (Unaudited)



(A) Reflects the acquisition of TCR Corporation at the beginning of the period.

(B) Represents the removal of assets and liabilities not acquired by TransTechnology Corporation.

(C) Represents the deferred tax effect on the pro forma adjustments using the Company's statutory tax rate.

(D)     Reflects the adjustment to value the assets acquired at FMV per APB 16.

(E) Reflects the removal of payables and receivables to former owner, per agreement.

(F) Reflects the reclass of external debt at the end of the period per the Bank agreement.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   For the Twelve Months Ended March 31, 1997

                                  (Unaudited)

               (in Thousands of Dollars Except Per Share Amounts)


                                         TransTechnology      TCR Corporation         Pro Forma              Pro Forma
                                            Historical           Historical          Adjustments             Combined
                                         ---------------      ---------------        -----------             ---------
Net sales                                  $   178,684          $    23,342                                 $ 202,026

Cost of sales                                  122,480               14,888                994 (A)(B)         138,362
                                           -----------          -----------          ---------                -------
Gross profit                                    56,204                8,454               (994)                63,664

General administrative and
  selling expenses                              35,309                3,717               (400)(E)             38,626

Interest expense                                 6,797                  301              2,800 (C)              9,898

Interest income                                 (1,202)                   0                                   (1,202)

Royalty and other income                        (1,320)                 (20)                                  (1,340)
                                           -----------          -----------          ---------                -------
Income from continuing operations
  before income taxes                           16,620                4,456             (3,394)                17,682

Provision for income taxes                       6,898                    5                708 (D)              7,611
                                           -----------          -----------          ---------                -------

Income from continuing operations                9,722                4,451             (4,102)                10,071

Discontinued operations:
Loss from disposal (net of applic-
  able tax benefit of $663)                       (934)                   0                                      (934)
                                           -----------          -----------          ---------                -------
Net income                                 $     8,788          $     4,451          $  (4,102)               $ 9,137
                                           ===========          ===========          =========                =======


Earnings per sham:

Income from continuing operations           $     1.92                                                        $  1.99

Loss from discontinued operations           $    (0.18)                                                       $ (0.18)
                                            ----------                                                        -------
Net income                                  $     1.74                                                        $  1.80
                                            ==========                                                        =======


Number of shares used in
  computation of per share
  information:                               5,064,000                                                      5,064,000




              See notes to pro forma combined financial statements

               NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    For the Twelve Months Ended March 31,1997

                                   (Unaudited)



(A) Reflects twelve months depreciation expense on the stepped-up fixed assets, assuming the acquisition occurred at the beginning of the period.

(B) Reflects twelve months of amortization expense on the intangibles, assuming the acquisition occurred at the beginning of the period.

(C) Reflects twelve months of interest expense on the additional long-term debt recorded at the beginning of the period.

(D) Reflects the tax effect on the pro forma adjustments using the Company's statutory tax rate.

(E) Represents the planned reduction of salaries and benefits and the elimination of certain leasing transactions of seller's affiliate, per the agreement.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 27, 1997


                                        TRANSTECHNOLOGY CORPORATION


                                        /s/Joseph F. Spanier
                                        --------------------
                                        Vice President, Chief Financial
                                        Officer and Treasurer




GH:1963